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                                                                   EXHIBIT 10.5



                          AGREEMENT OF LIMITED PARTNERSHIP


                                         OF


                                      W3 L.P.







                                DATED APRIL 17, 1998

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                                 TABLE OF CONTENTS

ARTICLE I           Definitions; General Provisions                       1
     Section 1.1    Definitions                                           1
     Section 1.2    Partnership Organization and Name                     3
     Section 1.3    Fiscal Year                                           4
     Section 1.4    Registered Office and Agent                           4
     Section 1.5    Purpose of the Partnership                            4

ARTICLE II          Management of Partnership                             4
     Section 2.1    Management                                            4
     Section 2.2    Authority of General Partner                          4
     Section 2.3    Reliance by Third Parties                             5
     Section 2.4    Activities of the General Partner                     5
     Section 2.5    Indemnification of Indemnified Persons                5
     Section 2.6    Payment of Costs and Expenses                         6
     Section 2.7    Compensation to General Partner                       6
     Section 2.8    Covenants                                             6

ARTICLE III         Contributions; Distributions; Tax Allocations         8
     Section 3.1    Contributions                                         8
     Section 3.2    Distributions                                         9
     Section 3.3    Tax Allocations                                       9

ARTICLE IV          Partnership Composition                               9
     Section 4.1    Assignments                                           9
     Section 4.2    No Withdrawal of General Partner                     10
     Section 4.3    Removal of General Partner                           10
     Section 4.4    Admission of New Partners                            10

ARTICLE V           Duration and Termination of Partnership              10
     Section 5.1    Duration and Event of Withdrawal                     10
     Section 5.2    Termination                                          11

ARTICLE VI          Representations and Warranties of the General
                    Partner and LOT$OFF                                  11
     Section 6.1    Due Organization                                     12
     Section 6.2    Due Execution; NonContravention; Enforceability      12
     Section 6.3    No Liens                                             12
     Section 6.4    [Intentionally Omitted]                              12
     Section 6.5    Judgment                                             12
     Section 6.6    Complete and Accurate Information                    12

ARTICLE VII         Representations and Warranties of the
                    Preferred Limited Partner                            13
     Section 7.1    Investment Purpose                                   13
     Section 7.2    Transfer Restriction                                 13
     Section 7.3    Knowledgeable Investor                               13
     Section 7.4    Accredited Investor                                  13
     Section 7.5    No Public Solicitation                               13
     Section 7.6    Due Diligence                                        13

ARTICLE VIII        Tax Returns; Reports to Partners                     14
     Section 8.1    Independent Accountants                              14
     Section 8.2    Filing of Tax Returns                                14
     Section 8.3    Tax Matters Partner                                  14
     Section 8.4    Financial Statements: Statements of Account          14
     Section 8.5    Annual Reports to Partners                           14

ARTICLE IX          Miscellaneous                                        15
     Section 9.1    General                                              15
     Section 9.2    Amendments                                           15
     Section 9.3    Notices                                              15
     Section 9.4    Headings                                             15
     Section 9.5    Construction; Severability                           15
     Section 9.6    Governing Law                                        16

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     Section 9.7    Confidentiality                                      16


SCHEDULE I          PARTNERS
SCHEDULE II         CONTRIBUTIONS
SCHEDULE III        PREFERENTIAL DISTRIBUTION

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                          AGREEMENT OF LIMITED PARTNERSHIP


     This Agreement of Limited Partnership (as the same may hereafter be modified in accordance with the provisions hereof, this "Agreement") is made as of the 17th day of April, 1998 by and among Giant Sequoia Corporation (the "General Partner"), a Delaware corporation having an office at 1201 Austin Highway, Suite 116, San Antonio, Texas 78209, as general partner, and those Persons (as defined below) set forth on Schedule I hereto as the limited partners (collectively, the "Limited Partners"), and provides for the organization, governance and operation of W3 L.P., a limited partnership (the "Partnership") pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Law, as heretofore or hereafter amended (the "Partnership Law"), and pursuant to the terms and provisions of this Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Section 1.1 below.

                               W I T N E S S E T H :

     WHEREAS, the Partners wish to form a limited partnership for the purpose of owning, holding and supporting the Judgment and the Cause of Action;

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree as follows:

                                     ARTICLE I

                          Definitions; General Provisions

     Section 1.1 Definitions. For the purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following meanings:

          (a)  "50-OFF" or "50-OFF Stores, Inc." shall mean LOT$OFF.

          (b) "Affiliate" shall mean, with reference to any Person, a Person which directly or indirectly, controls, is controlled by or is under common control with such Person. The term "control," as used herein with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall any Limited Partner be deemed an Affiliate of the Partnership as a result of it being a Limited Partner.

          (c) "Assignment Agreement" shall mean the Pledge of Partnership Interest, dated as of April 17, 1998, by the General Partner and the Common Limited Partner in favor of GECC.

          (d) "Cause of Action" shall mean the cause of action which LOT$OFF has or may have against The Chase Manhattan Bank ("Chase") arising from the transactions and events which were the basis for the Lawsuit.

          (e)  "Common Limited Partner" shall mean the Person set forth on
Schedule I hereto who holds a common limited partnership interest in the Partnership as indicated on such Schedule.

          (f) "Contractual Obligation" shall mean, with respect to any Person, any provision of any debt security or of any preferred stock or other equity interest issued by such Person or of any contract, agreement, instrument, arrangement, understanding or other undertaking (in each case, whether oral, written or otherwise) to which such Person is a party or by which it or any of its property or assets is bound.

          (g) "Contribution" shall mean, with respect to each Partner, the contribution listed as such opposite its name on Schedule II attached hereto and made a part hereof.


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          (h)  "Fourth Amendment" shall mean the Fourth Amendment to Revolving
Credit Agreement, dated as of April 17, 1998.

          (i) "Indebtedness" shall mean, with respect to any Person, all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property, assets or services, (iv) all capital lease obligations of such Person, (v) all obligations of such Person in respect of letters of credit, bankers' acceptances or similar instruments, (vi) all Indebtedness of others secured by a Lien on any property or asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all contingent obligations of such Person, (viii) all liabilities of such Person under any interest rate cap, swap or collar agreements, foreign currency exchange agreements and other hedging agreements or arrangements and (ix) all obligations of such Person to purchase investments which arise out of or in connection with the sale of the same or substantially similar investments or other similar transactions having the same economic effect or all obligations of such Person incurred in connection with any security lending transactions.

          (j) "Judgment" shall mean the judgment in favor of LOT$OFF and against Chase entered on December 4, 1997 by the United States District Court for the Western District of Texas, San Antonio Division (the "District Court") in the Lawsuit. On February 19, 1998, an order was entered by the District Court denying all post-trial motions by Chase. Chase has filed a notice of appeal with respect to the Judgment.

          (k) "Lawsuit" shall mean that action from which the Judgment was obtained in the United States District Court for the Western District of Texas, San Antonio Division, order styled "50-OFF Stores, Inc. v. Banque Paribas (Suisse) S.A., et al" (Docket No. SA-95-CA-0159).

          (l) "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever.

          (m) "Limited Partners" shall mean the Common Limited Partner and the Preferred Limited Partner.

          (n) "LOT$OFF" shall mean LOT$OFF Corporation, a Delaware corporation and the sole shareholder of the General Partner.

          (o) "Net Proceeds" shall mean any and all Proceeds from the Judgment and/or the Cause of Action, net of all contingency fees paid or owing to counsel for LOT$OFF upon receipt of such Proceeds, including the reimbursement to such counsel of related litigation expenses now owing to or hereafter incurred by such counsel, such related litigation expenses not to exceed $1,000,000 without the prior written consent of the Preferred Limited Partner.

          (p) "Partner" shall mean any or each or all, as the case may be, of the General Partner and the Limited Partners.

          (q) "Permitted Liens" shall mean the following encumbrances and claims: (i) liens in favor of General Electric Capital Corporation ("GECC") under LOT$OFF's $15,000,000 Revolving Credit Agreement with GECC, dated as of June 16, 1997 (as amended, the "Credit Agreement"), and pursuant to the Security Agreement and the Assignment Agreement; (ii) the Series B Preferred Stock Lien and the Class 7 Lien (as those terms are defined in 50-OFF Stores, Inc.'s Joint Plan of Reorganization, as Amended and Modified, dated as of March 27, 1997) and (iii) all contingent fee interests and claims of counsel (including, without limitation, Akin, Gump, Strauss, Hauer & Feld, L.L.P.), including claims for reimbursement of expenses now owing to or hereafter incurred by such counsel not to exceed $1,000,000 without the prior written consent of the Preferred Limited Partner.

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          (r)  "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated association or any other legal entity.

          (s) "Preferential Distribution" shall mean the full amount of the preferential distribution to which the Preferred Limited Partner is entitled under this Agreement, as set forth on Schedule III hereto.

          (t)  "Preferred Limited Partner" shall mean the Person set forth on
Schedule I hereto who holds a preferred limited partnership interest in the Partnership as indicated on such Schedule.

          (u) "Proceeds" shall mean any and all proceeds from the Judgment and/or the Cause of Action, including, but not limited to, proceeds pursuant to a final, non-appealable judgment or settlement of the Lawsuit based on or arising out of the Cause of Action, or any foreclosure on the Judgment or the Cause of Action by any Person who holds a Lien on such Judgment or Cause of Action, and including, without limitations all interest thereon.

          (v) "Security Agreement" shall mean the Security Agreement, dated as of April 17, 1998, by the General Partner and the Partnership in favor of GECC.


     Section 1.2 Partnership Organization and Name. The Partners hereby organize the Partnership as a limited partnership pursuant to the Partnership Law. The General Partner shall have the right, upon notice to and consent of the Limited Partners, to change the name of the Partnership and, in connection therewith, may execute and file such amendments to this Agreement, and such other documentation, as shall be necessary or desirable to effect such name change. Upon the dissolution and termination of the Partnership, the General Partner shall retain all rights with respect to the name of the Partnership and the use of such name.

     Section 1.3 Fiscal Year. The fiscal year of the Partnership ("Fiscal Year") shall end on the Friday closest to January 31st of each year. Notwithstanding the foregoing, if the General Partner shall determine that a change in the Fiscal Year of the Partnership would be in the best interest of the Partnership, the General Partner shall be entitled, upon notice to the Limited Partners, to make such a change without the consent of the Limited Partners.

     Section 1.4 Registered Office and Agent. The principal office of the Partnership shall be 1201 Austin Highway, Suite 116, San Antonio, Texas 78209, or such other place as may from time to time be designated by the General Partner. The registered office of the Partnership shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or such other place as may from time to time be designated by the General Partner. The agent for service of process upon the Partnership within the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or such other agent as may from time to time be designated by the General Partner.

     Section 1.5 Purpose of the Partnership. The Partnership is organized for the purpose of holding, owning and supporting the Judgment and the Cause of Action and making distributions to the Partners of the Net Proceeds from such Judgment and Cause of Action, in accordance with this Agreement.

                                     ARTICLE II

                             Management of Partnership

     Section 2.1 Management. Subject to the further express provisions of this Agreement, the management of the Partnership shall be vested exclusively in the General Partner. The Limited Partners shall have no part in the management of the Partnership, and shall have no authority or right in their capacity as Limited Partners to act on behalf of the Partnership in connection with any matter, including, without limitation, any settlement of the Lawsuit.

     Section 2.2 Authority of General Partner. Without limiting the provisions of Section 2.1, but subject to the further provisions of this Article 2, the General Partner shall have the power by itself on behalf and in the name of the Partnership, without the consent of the Limited Partners (except as otherwise explicitly provided in this Agreement), to carry out any and all of the objectives and purposes of the Partnership set forth in Section 1.5, to support, pursue, administer and dispose of the Judgment and the Cause of Action, and to perform all acts and enter into and perform all contracts and other undertakings which it may deem necessary or advisable in connection therewith, including the power to:

          (a) open, maintain and close bank accounts and draw checks or other orders for the payment of monies;

          (b) make such elections under the Internal Revenue Code of 1986, as amended (the "Code"), and other relevant tax laws (whether federal, state, local or foreign) as to the treatment of items of Partnership income, gain, loss, deduction and credit, and as to all other relevant matters, as the General Partner deems necessary or appropriate, determinations of which items of cash outlay are to be capitalized or treated as current expenses and selection of the method of accounting and bookkeeping procedures to be used;

          (c) deposit, withdraw, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement; and

          (d) authorize any officer, director, employee or other agent of the General Partner, or any employee or agent of the Partnership, to act for and on behalf of the Partnership in any or all of the foregoing matters and all matters incidental thereto as fully as if such Person were the General Partner.

     Section 2.3 Reliance by Third Parties. Any Person dealing with the Partnership shall be conclusively protected in relying upon the certificate of the General Partner to the effect that it is then acting as General Partner, or in accepting any instrument signed by the General Partner in the name and on behalf of the Partnership.

     Section 2.4    Activities of the General Partner.

          (a) The officers, directors, employees and agents of the General Partner may perform services for Persons other than the Partnership; provided, however, that the General Partner shall cause its employees, officers, directors and agents, if any, to devote so much of their time and attention to the affairs of the Partnership as is reasonably necessary to enable the General Partner to perform its responsibilities in respect of the Partnership's business.

          (b) Nothing herein contained shall be deemed to preclude the officers, directors, agents and employees of the General Partner from engaging directly or indirectly in any other business and from possessing interests in any other business or businesses.

     Section 2.5    Indemnification of Indemnified Persons.

          (a) The Partnership, out of its own assets and not out of the assets of any Limited Partner, shall indemnify and hold harmless each of the Limited Partners and the shareholders, constituent partners (direct or indirect), officers, directors, employees, agents and Affiliates of such Limited Partners (and of such Affiliates) and the legal representatives of each of the foregoing (collectively, the "Indemnified Persons"), from and against any loss, expense, judgment, settlement cost, fee and related expenses (including attorneys' fees and expenses), costs or damages arising out of or in connection with any act taken or omitted to be taken in respect of the affairs of the Partnership (including any such act or failure which is negligent), unless such act or omission resulted from or was attributable to such Indemnified Person's willful misconduct, bad faith, gross negligence, violation of law or violation of any provision of this Agreement. The termination of any action, suit or proceeding by settlement shall not, of itself, create a presumption that an Indemnified Person did not act in good faith or was guilty of willful misconduct, bad faith, gross negligence, a violation of law or a violation of any provision of this Agreement. The Partnership shall advance to any Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct which is the subject of the indemnification provided hereunder; provided that each Indemnified Person shall agree as a condition to receiving such advances, that in the event such Indemnified Person receives any such advance, such Indemnified Person shall reimburse the Partnership for such advance if it shall be judicially determined, in a final, non-appealable judgment, that such Indemnified Person was not entitled to indemnification under this Section 2.5.

          (b) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 2.5 shall not be construed so as to provide for the indemnification of any Indemnified Person for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 2.5 to the fullest extent permitted by law.

     Section 2.6 Payment of Costs and Expenses. The General Partner shall pay or cause to be paid all expenses incurred in connection with the business of the Partnership (including, without limitation, legal, auditors, and tax accountants' fees and expenses, the cost of complying with applicable laws and regulations, costs associated with the settlement of disputes, the cost of preparing and making documentary filings, insurance premiums, taxes payable by the Partnership and the cost of preparing and distributing reports and financial statements).

     Section 2.7 Compensation to General Partner. Neither the General Partner nor any Affiliate of the General Partner shall be entitled to any compensation or reimbursement for services rendered by it to the Partnership or for costs incurred or time expended by it on behalf of the Partnership (including, without limitation, any expenses paid by the General Partner pursuant to Section 2.6 hereof) until after the Preferred Limited Partner has received the full amount of the Preferential Distribution due to it under this Agreement.

     Section 2.8 Covenants. The General Partner hereby covenants and agrees that unless the Limited Partners otherwise consent in writing, it shall, and it shall cause the Partnership to:

          (a) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Partnership will not be diverted to any other Person or for uses other than the stated purposes of the Partnership, and not commingle such funds with the funds of the General Partner;

          (b) To the extent that it shares the same officers or other employees as any of its Partners or Affiliates, fairly allocate the salaries of and the expenses related to providing benefits to such officers and other employees among such entities, with each such entity bearing its fair share of the salary and benefit costs associated with all such common officers and employees;

          (c) Refrain from entering into any Contractual Obligation, whether currently existing or hereafter entered into, except as otherwise expressly permitted in this Agreement and in connection with the support of the Lawsuit against Chase; provided, however, the aggregate amount payable under all such Contractual Obligations not expressly permitted hereunder shall not exceed $1,000,000;

          (d) Issue separate financial statements from those of any Affiliate, prepared not less frequently than annually and prepared in accordance with GAAP;

          (e) Conduct its affairs in its own name and strictly in accordance with this Agreement and observe all necessary, appropriate and customary partnership formalities, including, but not limited to, approving all consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and affiliated transaction accounts;

          (f) Refrain from assuming or guaranteeing any liabilities of any Affiliate thereof other than pursuant to the Security Agreement and the Assignment Agreement.

          (g) Take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not to be taken in order to ensure that the Partnership does not become subject to any bankruptcy or bankruptcy related proceedings;

          (h) Except for (i) the Contributions hereunder, (ii) in connection with the Security Agreement and the Assignment Agreement, and (iii) as otherwise expressly provided in this Agreement, not sell, pledge, assign or otherwise transfer to any Person, or create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, and including, without limitation, the Judgment or the Cause of Action, except for the Permitted Liens;

          (i) Except as otherwise expressly provided in this Agreement, not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise;

          (j) Not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in its present method of conducting business, or convey, sell, lease, assign, transfer or otherwise dispose of, all or any portion of the Judgment or the Cause of Action, except to the extent that such conveyance, sale, lease, assignment, transfer or other disposition is (i) pursuant to the Security Agreement and Assignment Agreement, or (ii) subject to and does not adversely affect the rights of the Preferred Limited Partner under this Agreement;

          (k) Not make any distribution in respect of any of the Partnership's assets, either directly or indirectly, whether in cash or property or in obligations of the Partnership, other than pursuant to this Agreement;

          (l) Not engage at any time in any business or business activity other than the transactions contemplated by this Agreement;

          (m) Not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person;

          (n) Except as otherwise expressly provided in this Agreement, not create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness representing fees, expenses and indemnities payable pursuant to and in accordance with this Agreement, and (ii) Indebtedness for services supplied or furnished to the Partnership in an amount not to exceed $10,000 at any one time outstanding;

          (o) Unless and until the Preferred Limited Partner has received the full amount of the Preferential Distribution due to it under this Agreement, not distribute more than $1,500,000 in cash from the Net Proceeds to satisfy the Class 7 and Series B Preferred Stock Liens; and

          (p) Conduct its business in a separate space within, but segregated from, the office of any Affiliate, and maintain telephone numbers, mailing address, stationery and other business forms that are separate and distinct from those of any Affiliate.

                                    ARTICLE III

                   Contributions; Distributions; Tax Allocations

     Section 3.1 Contributions. Concurrent with the execution of this Agreement, LOT$OFF shall contribute to the Partnership all of its right, title and interest in and to the Judgment and the Cause of Action, pursuant to documentation satisfactory to the Preferred Limited Partner and subject only to the Permitted Liens, in exchange for a 99% common limited partnership interest and 1% general partnership interest in the Partnership. Immediately thereafter, LOT$OFF shall contribute its 99% common limited partnership interest to the Common Limited Partner and its 1% general partnership interest to the General Partner. Concurrent with the contribution of the Judgment and the Cause of Action by LOT$OFF to the Partnership, the Preferred Limited Partner shall make its Contribution to the Partnership, in cash, in the amount set forth opposite its name on Schedule II hereto, in exchange for a 100% preferred limited partnership interest in the Partnership. To the extent reasonably necessary, LOT$OFF agrees to execute, acknowledge and deliver, and cause to be executed, acknowledged and delivered, such other and further documents and take, or cause to be taken, such other action as may be necessary to effectuate the terms of this Agreement, and to ensure the valid transfer of the Judgment and the Cause of Action into the Partnership.

     Section 3.2 Distributions. Promptly after receipt by the Partnership of the Contribution of the Preferred Limited Partner, the total amount of such Contribution shall be distributed in cash to the Common Limited Partner. Within two business days after the payment of the Proceeds, the Preferential Distribution shall be made to the Preferred Limited Partner, out of the Net Proceeds, in cash, by wire transfer of immediately available funds, pursuant to the formula set forth on Schedule III. Except as provided in the first sentence of this Section 3.2, no distributions shall be made to the General Partner or the Common Limited Partner until the Preferred Limited Partner has received the full amount of the Preferential Distribution to which it is entitled pursuant to Schedule III. Thereafter, all remaining amounts shall be distributed to the General Partner and the Common Limited Partner according to their respective common partnership interests as set forth on Schedule I.

     Section 3.3    Tax Allocations.    For federal income tax purposes, no
amount of income shall be allocated to the Preferred Limited Partner except to the extent that distributions shall have been made to the Preferred Limited Partner in excess of the amount contributed by the Preferred Limited Partner to the Partnership, and the General Partner agrees to prepare all Partnership tax returns in a manner consistent with the foregoing. Any loss of the Partnership shall be allocated in the manner that as closely as possible results in the Partners' capital accounts being equal to the distributions they would receive on termination of the Partnership. Any income not allocable to the Preferred Limited Partner shall be allocated among the remaining Partners in accordance with their respective common partnership interests.

                                     ARTICLE IV

                              Partnership Composition

     Section 4.1 Assignments. Unless otherwise provided in this Agreement, except pursuant to the Security Agreement or the Assignment Agreement or with the express written consent of the Limited Partners, which may be withheld in their sole and absolute discretion, and, in each case (if applicable), subject to compliance with applicable securities laws, the General Partner may not assign, sell, transfer, pledge, hypothecate or otherwise dispose of all or any of the portion of its interest in the Partnership or any interest (including a beneficial interest) in such interest. Unless otherwise provided in this Agreement, except pursuant to the Assignment Agreement or with the express written consent of the General Partner, which may not be unreasonably withheld or delayed, and subject to compliance with applicable securities laws, none of the Limited Partners may assign, sell, transfer, pledge, hypothecate or otherwise dispose of all or any portion of its interest in the Partnership or any interest (including a beneficial interest) in such interest. Any assignment, sale, transfer, pledge, hypothecation or other disposition made in violation of this Section 4.1 shall be void and of no effect.

     Section 4.2 No Withdrawal of General Partner. Without the prior written consent of the Limited Partners, the General Partner shall not withdraw or resign from the Partnership.

     Section 4.3 Removal of General Partner. In the event that the General Partner has committed gross negligence or willful misconduct in the performance of its duties hereunder or has violated the provisions of this Agreement and such gross negligence, willful misconduct or violation has had a material adverse effect on the Partnership, then at the sole and absolute discretion of the Preferred Limited Partner, the General Partner shall be removed as general partner of the Partnership and the Limited Partners may appoint a new general partner; provided, however, the Preferred Limited Partner shall provide the General Partner with a notice and an opportunity to cure, if curable, such material adverse effect, within thirty (30) days of the receipt by the General Partner of such notice. The removed General Partner's interest in the Partnership shall be treated as follows: (a) such interest shall be converted into a common limited partnership interest in the Partnership and shall remain subject to the liens under the Assignment Agreement and (b) the removed General Partner shall retain, with respect to such common limited partnership interest, its right to distributions under this Agreement.

     Section 4.4 Admission of New Partners. Unless otherwise permitted by this Agreement, except with the express written consent of the Limited Partners, which may be withheld in their sole and absolute discretion, no Person may be admitted to the Partnership as a new partner. Notwithstanding anything to the contrary in this Agreement, one or more new common limited partners may be admitted to the Partnership in the General Partner's discretion, provided (i) the General Partner provides the Preferred Limited Partner with ten (10) days prior written notice (including all documentation to be entered into); (ii) each such new partner's interest does not adversely affect the rights of the Preferred Limited Partner and (iii) each such new partner agrees in writing to be bound by the terms and conditions of this Agreement to the same extent as the existing Common Limited Partner. Each of the Limited Partners and the General Partner hereby consent to GECC or its agent or designee, or any other Person purchasing an interest in the Partnership in connection with GECC's remedies under the Assignment Agreement, being admitted as a new partner of the Partnership, subject to compliance with clause (iii) of the preceding sentence.

                                     ARTICLE V

                      Duration and Termination of Partnership

     Section 5.1    Duration and Event of Withdrawal.

          (a) The Partnership shall dissolve and terminate on the earliest to occur of: (i) at any time at the election of the General Partner, upon the receipt by the Preferred Limited Partner of the full amount of its Preferential Distribution, in accordance with Schedule III or (ii) the date that the General Partner becomes bankrupt or insolvent; provided, however, that upon the occurrence of such bankruptcy or insolvency of the General Partner, the Partnership may continue its operations if, within ninety (90) days, the Preferred Limited Partner (or, if the Preferred Limited Partner has received the full amount of the Preferential Distribution to which it is entitled under this Agreement, then the Common Limited Partners) shall elect to continue the business of the Partnership and shall elect a new general partner for the Partnership.

          (b) If a new general partner is elected as provided in Section 5.1(a), then the withdrawn General Partner's interest in the Partnership shall automatically be converted into a common limited partnership interest therein and the General Partner shall be entitled to retain its beneficial interest in the Partnership with respect to such interest.

     Section 5.2 Termination. Upon termination of the Partnership, the Partnership shall wind up its affairs and the property and assets of the Partnership shall be liquidated as promptly as possible, but in an orderly manner so as not to involve undue sacrifice. The General Partner shall be the liquidator to wind up the affairs of the Partnership and to continue to manage the Partnership's assets during such winding-up; provided that if the General Partner is removed or withdrawn, the Limited Partners may appoint another Person to act as liquidator. Any proceeds of the sale or other disposition of the Partnership's assets shall be applied and distributed in the following manner and order:

          (a) to the payment of the debts and liabilities of the Partnership and the expenses of liquidation including, to the extent payable, obligations secured by the Permitted Liens;

          (b) to the setting up of any reserves which the liquidator determines are reasonably necessary for any contingent unforeseen liabilities or obligations of the Partnership. Such reserves may, in the discretion of the liquidator, be paid over to an escrow agent selected by it to be held by such escrow agent for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as the liquidator may deem advisable, to distribute the balance thereafter remaining, if any, to the General Partner;

          (c) to the payment of the Preferential Distribution to the Preferred Limited Partner; and

          (d) with respect to all remaining amounts, to the payment to the Common Limited Partner and the General Partner in accordance with their respective percentage interests in the Partnership.

                                     ARTICLE VI

                         Representations and Warranties of
                          the General Partner and LOT$OFF

     The General Partner and LOT$OFF hereby jointly and severally represent and warrant to the Preferred Limited Partner as follows:

     Section 6.1 Due Organization. Each of the General Partner, the Common Limited Partner and LOT$OFF is (a) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification. Each of the General Partner, the Common Limited Partner and LOT$OFF has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties and to conduct its business as now, heretofore and proposed to be conducted.

     Section 6.2 Due Execution; Non-Contravention; Enforceability. The execution, delivery and performance by the General Partner, the Common Limited Partner and LOT$OFF of this Agreement and all instruments and documents to be delivered by such party in connection herewith and the contribution to the Partnership of the Judgment and the Cause of Action provided for herein and in the documentation assigning such Judgment and Cause of Action: (a) are within the applicable party's corporate power; (b) have been duly authorized by all necessary or proper corporate action; (c) are not in contravention of any provision of the applicable party's constituent documents; (d) will not violate any law or regulation, or any judgment, order or decree of any court or governmental instrumentality; and (e) do not require the consent or approval of, notice to or filing with any governmental authority or any other Person other than such consents, approvals, notices or filings which have already been obtained or made. This Agreement has been duly executed and delivered by the General Partner, the Common Limited Partner and LOT$OFF, and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights and to equitable principles of general applicability.

     Section 6.3 No Liens. The Judgment and the Cause of Action are contributed to the Partnership free and clear of all Liens other than the Permitted Liens.

     Section 6.4    [Intentionally Omitted]

     Section 6.5 Judgment. The Judgment has been finally entered by the District Court. The total amount of damages awarded to LOT$OFF under such Judgment is $148,575,000.00 (plus cost of court and all interest accrued thereon).

     Section 6.6 Complete and Accurate Information. All documents delivered by or on behalf of the General Partner, the Common Limited Partner, LOT$OFF or any Affiliate thereof in connection with this Agreement or the transactions contemplated hereby are true, complete and authentic in all material respects. No representation or warranty of the General Partner, the Common Limited Partner or LOT$OFF contained in this Agreement and no document furnished by or on behalf of the General Partner, the Common Limited Partner, LOT$OFF or any Affiliate thereof pursuant to this Agreement or any transaction contemplated hereby contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

                                    ARTICLE VII

          Representations and Warranties of the Preferred Limited Partner

     The Preferred Limited Partner hereby represents and warrants to the General Partner and the Common Limited Partner as follows:

     Section 7.1 Investment Purpose. The Preferred Limited Partner is acquiring its interest in the Partnership solely for investment, solely for its own account and not with a view to or for the resale or distribution thereof in violation of applicable securities laws.

     Section 7.2 Transfer Restriction. The Preferred Limited Partner may sell or otherwise transfer its interest in the Partnership, or any portion thereof, only if such transaction is duly registered under the Securities Act of 1933, as amended, or if it shall have received the favorable opinion of counsel to it, which opinion shall be reasonably satisfactory to counsel to the Partnership, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act of 1933, as amended, and registration or qualification in every applicable state.

     Section 7.3 Knowledgeable Investor. The Preferred Limited Partner has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. The Preferred Limited Partner has the knowledge and experience to evaluate the Partnership and the risks and merits relating thereto.

     Section 7.4 Accredited Investor. The Preferred Limited Partner is an "accredited investor" as such term is defined in Rule 501 of Regulation D Promulgated pursuant to the Securities Act of 1933, as amended; the Preferred Limited Partner is able to bear the economic risk of losing its entire investment in the Partnership and understands that an investment in the Partnership involves substantial risks including the potential liquidation of the Partnership. The Preferred Limited Partner has the power and authority to enter into this Agreement. This Agreement is a valid and binding obligation of the Preferred Limited Partner and the execution and delivery of, and performance under this Agreement does not and shall not contravene or result in a default under any bylaw, charter, rule, regulation, judgment or agreement applicable to the Preferred Limited Partner.

     Section 7.5 No Public Solicitation. The Preferred Limited Partner has not received any public solicitation or advertisement regarding an investment in the Partnership and is not aware of any such public solicitation or advertisement.

     Section 7.6 Due Diligence. The Preferred Limited Partner represents that it has been furnished by LOT$OFF during the course of this transaction with all information regarding LOT$OFF, its Affiliates, the Judgment, the Cause of Action, the Lawsuit and this transaction which the Preferred Limited Partner has requested or desired to know, and that copies of all documents requested have been made available for inspection and review. The Preferred Limited Partner further represents that it has been afforded the opportunity to ask questions of and receive answers from officers of LOT$OFF and its Affiliates concerning LOT$OFF, its Affiliates, the Judgment, the Cause of Action, the Lawsuit and this transaction.

                                    ARTICLE VIII

                          Tax Returns; Reports to Partners

     Section 8.1 Independent Accountants. The books and records of the Partnership shall be reviewed as of the end of each Fiscal Year by independent certified accountants selected by the General Partner.

     Section 8.2 Filing of Tax Returns. The General Partner shall prepare and file, or cause the accountants of the Partnership to prepare and file, a U.S. federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Partnership.

     Section 8.3 Tax Matters Partner. The General Partner shall be designated on the Partnership's annual U.S. federal information tax return as the tax matters partner of the Partnership (the "Tax Matters Partner") as provided in Section 6231(a)(7) of the Code. In the event the Partnership shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the General Partner. The General Partner shall promptly respond to all reasonable inquiries of any Limited Partner with respect to any tax matters and shall, to the extent commercially reasonable, use its best efforts to obtain all tax refunds to which the Partnership may be entitled.

     Section 8.4 Financial Statements: Statements of Account. Within ninety (90) days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Partner in the Partnership at any time during the Fiscal Year then ended a statement of assets, liabilities and Partners' capital as of the end of such Fiscal Year and related audited statements of income or loss and changes in assets, liabilities and Partners' capital. The General Partner shall make available, from time to time, such information as may be reasonably requested by any Limited Partner.

     Section 8.5 Annual Reports to Partners. Within ninety days after the end of each Fiscal Year, the General Partner shall prepare and mail, or cause the Partnership's accountants to prepare and mail, to each Partner (or such Partner's legal representatives), a report setting forth in sufficient detail such information relating to the Partnership and its activities as shall enable such Partner (or such Partner's legal representatives) to prepare their respective federal, state and local income tax returns in accordance with the laws, rules and regulations then prevailing.

                                     ARTICLE IX

                                   Miscellaneous

     Section 9.1 General. This Agreement: (i) shall be binding on, and inure to the benefit of, the successors, permitted assigns and legal representatives of the Partners; and (ii) may be executed, through the use of separate signature pages or in any number of counterparts, with the same effect as if the parties executing such counterparts had all executed one counterpart.

     Section 9.2 Amendments. The terms and provisions of this Agreement may be modified or amended at any time and from time to time only with the written consent of the Limited Partners and the written consent of the General Partner; provided, however, the General Partner may, in its own discretion, amend this Agreement to reflect changes validly made in the composition of the Partnership in accordance with the terms of this Agreement. Notwithstanding any provision in this Agreement to the contrary, no amendment to this Agreement shall increase the liability of a Limited Partner.

     Section 9.3 Notices. All notices, consents, approvals and other communications required or permitted by this Agreement shall be in writing and (a) delivered by hand against receipt, (b) transmitted by telecopy with transmission confirmed, (c) sent by registered or certified mail, postage prepaid, with return receipt requested, or (d) sent by nationally-recognized overnight courier, postage prepaid; provided that routine communications such as reports and financial statements may be sent by first-class mail. All notices to the Partnership and to the General Partner shall be addressed c/o the General Partner to the General Partner's principal office. All notices addressed to a Limited Partner shall be addressed to such Partner at the address set forth in Schedule II. Any Partner may designate a new address by notice to that effect given to the Partnership. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when received if received on a business day during normal business hours and otherwise shall be effective on the next business day. Refusal to accept delivery shall be deemed to constitute delivery at the time so refused.

     Section 9.4 Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience, of reference only and are not to be considered in constructing the terms and provisions of this Agreement.

     Section 9.5 Construction; Severability. The language in all parts of this Agreement shall in all cases be construed simply according to its fair meaning and not strictly for or against any Limited Partner or the General Partner. Whenever possible, the provisions of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under said applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect.

     Section 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made wholly within such state, without regard to the conflict of law provisions thereof.

     Section 9.7 Confidentiality. Except as may be required by applicable law or the rules of any national securities exchange or national market, none of the General Partner, the Common Limited Partner, LOT$OFF or any Affiliate thereof may issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or any of the transactions contemplated hereby without prior approval by the Preferred Limited Partner. If any announcement is required by law to be made by the General Partner, the Common Limited Partner, LOT$OFF or any Affiliate thereof, prior to making such announcement, the General Partner, the Common Limited Partner, LOT$OFF or any Affiliate thereof, as the case may be, will deliver a draft of such announcement to the Preferred Limited Partner as soon as practicable after such draft has been prepared and shall give the Preferred Limited Partner sufficient opportunity (in no event to be less than one (1) business day) to comment thereon.

                    [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

                             GENERAL PARTNER:

                             GIANT SEQUOIA CORPORATION

                             By: /s/ Charles J. Fuhrmann II
                                --------------------------------------------
                             Printed Name: Charles J. Fuhrmann II
                             Title: President and Chief Executive Officer


                             COMMON LIMITED PARTNER:

                             MOUNTAIN LAUREL CORPORATION

                             By: /s/ Joan Dobrzynski
                                --------------------------------------------
                             Printed Name: Joan Dobrzynski
                             Title: President

                             PREFERRED LIMITED PARTNER:

                             GENERAL ELECTRIC CAPITAL CORPORATION

                             By: /s/ Timothy C. Huban
                                --------------------------------------------
                             Printed Name: Timothy C. Huban
                             Title: Senior Vice President of Commercial Finance

     LOT$OFF hereby covenants and agrees (i) to cause the General Partner to fulfill all of its obligations under Sections 2.8 and 3.1 of this Agreement, and if the General Partner fails to fulfill such obligations, to fulfill such obligations on behalf of the General Partner; (ii) that the representations and warranties of the General Partner and LOT$OFF as set forth in Article VI of this Agreement are joint and several; (iii) that it shall not, and shall cause each Affiliate to not, hold itself out, or permit itself to be held out, as having agreed to pay or be liable for the debts of the Partnership; and (iv) to prepare its financial statements in a manner that reflects (x) that the Judgment and the Cause of Action are owned and held by the Partnership and (y) the interests of the Preferred Limited Partner and of LOT$OFF's Affiliates in the Partnership.


                            LOT$OFF CORPORATION


                            By: /s/ Charles J. Fuhrmann II
                                --------------------------------------------
                            Printed Name: Charles J. Fuhrmann II
                            Title: President and Chief Executive Officer

                                                                     SCHEDULE I

                                      PARTNERS

Preferred:
                                                     Percentage of
                                       Type of   Preferred Partnership
     Name                              Interest        Interest

General Electric Capital Corporation   Limited           100%


Common:
                                                     Percentage of
                                       Type of     Common Partnership
     Name                              Interest        Interest

Mountain Laurel Corporation            Limited            99%

Giant Sequoia Corporation              General             1%

                                    SCHEDULE II

                                   CONTRIBUTIONS


Name and Address                        Contribution

Common Limited Partner:

Mountain Laurel Corporation             Contribution of the
900 Market Street                       Judgment and the Cause of
Suite 200                               Action by LOT$OFF
Wilmington, Delaware 19801
Fax: (302) 421-7378


General Partner:


Giant Sequoia Corporation               Contribution of the
1201 Austin Highway                     Judgment and the Cause of
Suite 116                               Action by LOT$OFF
San Antonio, Texas 78209
Fax: (210) 804-4980


Preferred Limited Partner:

General Electric Capital Corporation    $5,800,000
3379 Peachtree Road, N.E.
Suite 600
Atlanta, Georgia 30326

                                 Fax: (404) 262-9034

                                   SCHEDULE III

                             PREFERENTIAL DISTRIBUTION


If the aggregate amount of the       Then the total amount of the
Net Proceeds is:                     Preferential Distribution is:

Less than or equal to $1.5 million                                 $0

Greater than $1.5 million but less   100% multiplied by the amount
than or equal to $11.5 million       of Net Proceeds in excess of
                                                                   $1.5 million

Greater than $11.5 million *                                       $10 million

* In no event shall the aggregate amount of the Preferential Distribution made to the Preferred Limited Partner exceed $10 million.


     In the event that the entire Preferential Distribution occurs on or before July 15, 1998, and if, and only if, the Proceeds received prior to that time represent the entire settlement from the Judgment and/or Cause of Action, the Net Proceeds will be disbursed as follows:

If the aggregate amount of the       Then the total amount of the
Net Proceeds is:                     Preferential Distribution is:

Less than or equal to $1.5 million                                  $0

Greater than $1.5 million but less   100% multiplied by the amount
than or equal to $10.5 million       of Net Proceeds in excess of
                                                                    $1.5 million

Greater than $11.5 million **                                       $9   million

**   In no event shall the aggregate amount of the Preferential Distribution made to the Preferred Limited Partner exceed $9 million.